Exhibit 99.1

For more information, contact:

Henry Miller - financial contact	George Thomas - media contact
Tel: 484-582-5445	Tel: 484-582-5635
henry.miller@sungard.com	george.thomas@sungard.com

SunGard Data Systems Considering Pursuing Initial Public Offering

Wayne, PA – May 6, 2015 – SunGard Data Systems Inc. (“SunGard” or the “Company”) announced today that its parent company, SunGard Capital Corp., is considering pursuing an initial public offering of common stock in 2015. The timing, number of shares to be offered and the price range of the proposed offering have not yet been determined. The Company expects to use net proceeds of the proposed offering to repay debt.

This press release is being issued in accordance with Rule 135 of the Securities Act of 1933, as amended. As required by Rule 135, this press release does not constitute an offer to sell or the solicitation of an offer to buy securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction. The proposed offering will be made only by means of a prospectus to be included in the registration statement.

This announcement contains certain statements that are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 concerning SunGard’s intention to conduct an initial public offering of common stock. There can be no assurance that actual results will not differ from the Company’s expectations. These statements contain words such as “intend,” “will” and “expect” and can be impacted by numerous factors including the risk that the offering may not occur in its expected timeframe or at all, the securities market generally, the Company’s results of operations and other risks. Factors that may affect our business are discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to update or revise such forward-looking statements to reflect events or circumstances that occur, or which it becomes aware of, after the date hereof.